Exhibit 4.3

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO FURTHER VALUE UNLESS EXERCISED WITHIN THE TIME LIMIT HEREIN PROVIDED.

INTERNATIONAL CUMO MINING CORPORATION

TRANSFERABLE WARRANT CERTIFICATE

Number of Warrants:	Date:

Certificate No:

Warrants to Purchase Common Shares. For value received by the undersigned, [_____] (the “Holder”), is entitled to subscribe for and purchase, subject to the terms hereof, up to : [____] fully-paid and non-assessable common shares (each a “Common Share”) of INTERNTATIONAL CUMO MINING CORPORATION (the “Corporation”) in lawful money of Canada at any time up to 5:00 p.m. Vancouver time (the “Time of Expiry”) at a purchase price of $0.15 per Common Share (the “Exercise Price”) on or before May 11, 2027 (“Expiry Date”), by surrendering this Warrant certificate at the office of the Corporation, 635 Millbank, Vancouver, British Columbia V5Z 4B7, together with a subscription form in the form attached as Schedule “A” hereto duly completed and executed and a certified cheque, bank draft or money order in lawful money of united states payable to or to the order of the Corporation.

1. Partial Exercise. The Holder may subscribe for and purchase less than the full number of Common Shares entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Common Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Time of Expiry, the Corporation shall issue a new Warrant certificate to the Holder in the same form as this Warrant certificate with appropriate changes to reflect the unexercised balance of the Warrants.

2. Delivery of Common Shares. Within five business days of receipt of this Warrant certificate together with a subscription form duly completed and executed in the form attached as Schedule “A” hereto, and such additional documents as may be contemplated thereby, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation, the Corporation shall deliver or cause to be delivered to the Holder certificates representing the Common Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any.

3. No Rights of Shareholders. Nothing contained in this Warrant certificate (or in the Warrants evidenced hereby) shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Common Shares of the Corporation or any other right or interest except as herein expressly provided.

4. Adjustment of Subscription and Purchase Rights. From and after the date hereof, the Exercise Price and the number of Common Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the events and in the following manner:

(a)	In case of any reclassification of the Common Shares or change of the Common Shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Corporation with or into any other corporation or entity which results in any reclassification of the Common Shares or a change of the Common Shares into other shares, or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Common Shares”), at any time prior to the Time of Expiry, the Holder of Warrants which have not been exercised prior to the effective date of such Reclassification of Common Shares shall, after the effective date of such Reclassification of Common Shares and upon exercise of the right to purchase Common Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Common Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder of this Warrant certificate to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(b)	For the purpose of this Section 4: (i) “Participating Share” means a share (other than a Common Share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a Common Share or a Participating Share or both.

(c)	If and whenever at any time prior to the Time of Expiry the Corporation shall:

(i)	subdivide the Common Shares into a greater number of shares;

(ii)	consolidate the Common Shares into a lesser number of shares; or

(iii)	issue Common Shares, Participating Shares or Convertible Securities to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution on the Common Shares payable in Common Shares, Participating Shares or Convertible Securities,

(any such event being hereinafter referred to as “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to paragraph (d), the number of Common Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(d)	If and whenever at any time prior to the Time of Expiry, the Corporation shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend or other distribution, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of Common Shares and Participating Shares, if applicable, outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Common Shares and Participating Shares, if applicable, outstanding after giving effect to such Capital Reorganization. The number of Common Shares and Participating Shares outstanding shall include the deemed conversion into or exchange for Common Shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

(e)	To the extent that any adjustment to the Exercise Price or the number of Common Shares which the Holder is entitled to purchase occurs pursuant to paragraphs (c) and (d) as a result of the Corporation fixing a record date for the distribution of Convertible Securities,the Exercise Price and the number of Common Shares which the Holder is entitled to purchase shall be readjusted immediately after the expiration of any relevant exchange or conversion right to the Exercise Price and the number of Common Shares which the Holder is entitled to purchase which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration.

(f)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price of the Common Shares on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of: (A) the number of Common Shares and Participating Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Common Shares on the record date (subject to Section [___] hereof): (1) the amount obtained by multiplying the number of Common Shares or Participating Shares which the Holders of Common Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)	the denominator of which shall be the aggregate of: (A) the number of Common Shares and Participating Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Common Shares or Participating Shares which the holders of Common Shares are entitled to subscribe for or purchase; or (2) the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities, and if any such event results in an adjustment in the Exercise Price, the number of Common Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Common Shares purchasable pursuant to the Warrants evidenced hereby shall then be readjusted to the Exercise Price and number of Common Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all the holders of Common Shares of:

(i)	shares of any class, whether of the Corporation or any other corporation;

(ii)	rights, options or warrants;

(iii)	evidences of indebtedness; or

(iv)	other assets or property;

and if such distribution does not constitute a Capital Reorganization, a Rights Offering or the payment of dividends declared by the Corporation in the ordinary course or does not consist of rights, options or warrants entitling the holders of Common Shares to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Common Shares on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Corporation, acting reasonably, which determination shall be conclusive) to the holders of such Common Shares of such Special Distribution; and (II) the denominator of which shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price, and if any such event results in an adjustment in the Exercise Price, the number of Common Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Common Shares purchasable pursuant to the Warrants evidenced hereby shall then be readjusted to the Exercise Price and number of Common Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(h)	No adjustment pursuant to this Section 4 shall be made in respect of dividends (payable in cash, Common Shares or Participating Shares) declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such dividends, when aggregated with any dividends previously declared payable on the Common Shares in such fiscal year, do not exceed 50% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(i)	In any case in which this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares on and after such exercise.

(j)	The adjustments provided for in this Section 4 are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Common Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this Section 4, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Common Shares) (provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(k)	No adjustment in the number of Common Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Common Shares prior to the effective date or record date of such event.

(l)	In the event of any question arising with respect to the adjustments provided in this Section 4, such question shall conclusively be determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Holder (which firm may be the Corporation’s auditors). Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

(m)	As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrants, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Common Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Corporation may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n)	At least 15 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall give notice to the Holder of the particulars of such event and the required adjustment. If it is not reasonably practicable for the Corporation to give 15 days’ notice as aforesaid, the Corporation will give as much notice as is reasonably practicable in the circumstances.

5. No Fractional Common Shares. The Corporation shall not be required to issue fractional Common Shares upon the exercise of the Warrants evidenced hereby and the Holder shall not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

6. Change; Waiver. Subject to the approval of the TSXV, the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the holders of at least in 66-2/3 % of the Warrants then outstanding.

7. Transfer. The Holder may transfer the Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule “B” (“Transfer Form”); and

(b)	surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term “Holder” shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.

8. Reservation of Common Shares. The Corporation will at all times before the Time of Expiry keep available, and reserve if necessary, out of its authorized shares, solely for the purpose of issue upon the exercise of the Warrants represented by this Warrant certificate, such number of Common Shares of the Corporation as shall then be issuable upon the exercise of the Warrants represented by this Warrant certificate. The Corporation covenants and agrees that all Common Shares which shall be so issuable will, upon issuance, be issued as fully paid and non-assessable and free from all liens, charges and encumbrances. The Corporation will use its best efforts to maintain the listing of its Common Shares on the TSXV until the Time of Expiry.

9.	General.

(a)	The headings in this certificate are for reference only and do not constitute terms of the Warrant certificate.

(b)	Whenever the singular or masculine is used in this Warrant certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)	This Warrant certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)	Time shall be of the essence of this Warrant certificate.

(e)	This Warrant shall be governed by and construed in accordance with the internal laws of the State of Idaho and the federal laws of United States applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the State of Idaho, sitting in the City of Bosie, with respect to any dispute related to or arising from this Warrant.

(f)	All references herein to monetary amounts are references to lawful money of United States.

(g)	All notices or other communications to be given to the Holder by the Corporation under this Warrant certificate shall be delivered by hand, courier, ordinary prepaid mail or by facsimile; and, if delivered by hand or ordinary prepaid mail, shall be deemed to have been given on the delivery date and, if sent by facsimile, on the date of transmission if sent before 5:00 p.m. (local time where the notice is received) on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Holder shall be addressed to the address of the Holder set out on the face page of this Warrant certificate.

All notices or other communications to be given to the Corporation by the Holder under this Warrant certificate shall be delivered by hand, ordinary prepaid mail or courier to the address shown below; and shall be deemed to have been given on the delivery date.

Notices to the Corporation shall be addressed to:

International CuMo Mining Corporation

635 Millbank

Vancouver, BC V5Z 4B7

Attention: Shaun Dykes, President and Chief Executive Officer Email: sdykes@Multmetdev.com

The Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant certificate.

[SIGNATURE PAGE FOLLOWS]

SCHEDULE “A”

SHARE PURCHASE WARRANT

SUBSCRIPTION FORM

(To be signed only upon exercise of Warrants)

International CuMo Mining Corporation

635 Millbank

Vancouver, BC V5Z 4B7

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for ___________ common shares (the “Common Shares”) of International CuMo Mining Corporation (the “Corporation”) referred to in the Warrant certificate to which this subscription form is attached according to the conditions thereof, and herewith makes payment of the purchase price in full for the Common Shares.

In connection with the exercise of the Warrants, the undersigned hereby represents and certifies that it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (ii) at the time of exercise it is not within the United States (as defined in Regulation S under the 1933 Act), and (iii) it is not exercising any of the Warrants represented by this Warrant certificate by or on behalf of any U.S. person or person within the United States.

If any Warrants represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

Please issue a certificate for the Common Shares being purchased as follows in the name of the undersigned:

NAME:

(please print)

ADDRESS:

Dated at _________________________, this _______ day of _______________________, 20___.

___________________________________ _____________________________________________ Signature of witness Signature of holder (to be same as appears on face of Warrant certificate) or authorized signatory if a corporation

Name of holder

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, subject to receipt of prior written approval of International CuMo Mining Corporation (the “Corporation”), the undersigned (the “Transferor”) hereby sells, assigns and transfers unto (name) ________________________________________________________________________(the “Transferee”) of residential address)______________________________________________________________________________a total of ________________Warrants of the Corporation registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust company or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

Dated at _________________________, this _______ day of _______________________, 20___.

Signature Guaranteed	(Signature of transferring Warrant holder)

Name (please print)

Address

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

☐	The undersigned transferee hereby certifies that (i) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States; (ii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any person within the United States; and (iii) it has in all other respects complied with the terms of Regulation S of United States Securities Act of 1933, as amended (the “1933 Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

☐	The undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.